Exhibit 3.91

Form LLC-5.5 March 2002	Illinois Limited Liability Company Act	This space for use by Secretary of State
Articles of Organization
Jesse White
Secretary of State		FILE DATE 8/28/2003
Department of Business Services	SUBMIT IN DUPLICATE
Limited Liability Company Division	Must be typewritten
Room 351, Howlett Building
Springfield, IL 62756	This space for use by Secretary of State
http://www.ilsos.net

Payment must be made by certified	Date 8-28-2003
check, cashier’s check, Illinois	Assigned File # 0099-139-2	JESSE WHITE
attorney’s check, Illinois C.P.A’s check	Filing Fee $400.00	SECRETARY OF STATE
or money order, payable to “Secretary	Approved: JB
of State.”

1.	Limited Liability Company Name:	Kimball Hill Urban Centers, L.L.C.

(The LLC name must contain the words limited liability company, L.L.C. or LLC and cannot contain the terms corporation, corp., incorporated, Inc., ltd., co., limited partnership, or L.P.)

2.	If transacting business under an assumed name, complete and attach Form LLC-1.20.

3.	The address of its principal place of business: (Post office box alone and c/o are unacceptable.) 5999 New Wilke Road, Suite 504, Rolling Meadows, IL 60008

4.	The Articles of Organization are effective on: (Check one)

	a) ☒	the filing date, or b) ☐	another date later than but not more than 60 days subsequent to the filing date:
(month, day, year)

5.	The registered agent’s name and registered office address is:

	Registered agent:	CT Corporation System
		First Name	Middle Initial	Last Name
	Registered Office:	208 S. Lasalle Street
	(P.O. Box and	Number	Street	Suite #
	c/o are unacceptable)	Chicago	60604	Cook
		City	ZIP Code	County

6.	Purpose or purposes for which the LLC is organized: Include the business code # (IRS Form 1065). (If not sufficient space to cover this point, add one or more sheets of this size.)
“The transaction of any or all lawful business for which limited liability companies may be organized under this Act.”

Business Code #531390

7.	The latest date, if any, upon which the company is to dissolve		Perpetual	.
(month, day, year)
Any other events of dissolution enumerated on an attachment. (Optional)

8.	Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a) (8) included as attachment:
	If yes, state the provisions(s) from the ILLCA. ☒ Yes ☐ No
	Regulation of the internal affairs of the Company and its Members and Managers shall be governed by an Operating Agreement (Pursuant to Sec. 15-5 of the Act.)

9.	a) Management is by manager(s): ☐ Yes ☒ No
	If yes, list names and business addresses.

	b) Management is vested in the member(s): ☒ Yes ☐ No
	If yes, list names and addresses.

	Kimball Hill Development Company (an Illinois Corporation)
	5999 New Wilke Road
	Suite 504		51402219
	Rolling Meadows, IL 60008

10.	I affirm, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.

	Dated	August 28,	2003
		(Month/Day)	(Year)

	Signature(s) and Name(s) of Organizer(s)	Business Address(es)

1.	/s/ James A. Moehling	1.	131 South Dearborn St., 30 Fl.
	Signature		Number	Street
	James A. Moehling, Organizer		Chicago
	(Type or print name and title)		City/Town
			Illinois	60603
	(Name if a corporation or other entity)		State	ZIP Code
2.		2.
	Signature		Number	Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State	ZIP Code

3.		3.
	Signature		Number	Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State	ZIP Code

(Signature must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

Form LLC-5.25 December 2003	Illinois Limited Liability Company Act		This space for use by Secretary of State
Articles of Amendment
Jesse White
Secretary of State	Filing Fee (see instructions).		FILED
Department of Business Services	SUBMIT IN DUPLICATE
Lin	Must be typewritten		FEB 23 2004
Ro
Sp LC0314366	This space for use by Secretary of State
http://www.cyberdriveIllinois.com			JESSE WHITE
Date 02.23.2004
Payment may be made by business	Assigned File # 0099 1392		SECRETARY OF STATE
firm check payable to Secretary of State.	Filing Fee $ 150.00
(If check is returned for any reason this	Approved:	[/s/ ILLEGIBLE]	PAID
filing will be void.)			FEB 23 2004

1.	Limited Liability Company name	Kimball Hill Urban Centers, L.L.C.

2.	File number assigned by the Secretary of State:	0099-139-2
3.	These Articles of Amendment are effective on ☒ the file date or a later date being	,
not to exceed 30 days after the file date.
4.	The Articles of Organization are amended as follows:
☒	a)	Admission of a new member (give name and address below)
☐	b)	Admission of a new manager (give name and address below)
☒	c)	Withdrawal of a member (give name below)
☐	d)	Withdrawal of a manager (give name below)
☐	e)	Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)
☐
☐	f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below) (Address change of P.O. Box and c/o are unacceptable)
☐
☐	g)	Change in the limited liability company’s name (list below)
☐	h)	Change in date of dissolution or other events of dissolution enumerated in Item 6 of the Articles of Organization
☐	i)	Other (give information below)

The following is admitted as a new member of the company:

Kimball Hill Inc. (an Illinois corporation)
5999 New Wilke Road, Suite 504
Rolling Meadows, IL 60008

The following withdraws as a member of the company:

Kimball Hill Development Company
5999 New Wilke Road
Rolling Meadows, IL 60008

5.	This amendment was adopted by the managers. S. 5-25(3)		☐	Yes	☒	No
	a)	Not less than minimum number of managers so approved.	☐	Yes	☐	No
	b)	Member action was not required.	☐	Yes	☐	No

6.	This amendment was adopted by the members. S. 5-25(4)		☒	Yes	☐	No
Not less than minimum number of members so approved.

7.	I affirm, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.

Dated	January ,	2,004.
	(Month & Day)	(Year)

/s/ David K. Hill
(Signature)

David K. Hill, President
(Type or print Name and Title)

Kimball Hill Development Company, Member
(If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.)

INSTRUCTIONS:	*	If the only change reported is a change in the registered agent and/or registered office, the filing fee is $35.

If other changes are reported, the filing fee is $150.